Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen California Dividend Advantage Municipal Fund 3
333-163056
811-10347


An additional preferred class of the registrants securities have been registered under file number 333-163056 and have become effective on December 16, 2009, as stated in the Prospectus, containing a description of the Funds
MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing on December 18, 2009, accession number
0001193125-09-255568, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form
N-SAR.